Filed Pursuant to Rule 433

Registration No. 333-271955

Dated: October 30, 2025

PRICING TERM SHEET

U.S.$300,000,000 Senior Non Preferred Floating Rate Notes due 2030 (the “SNP 2030 Floating Rate Notes”)

Issuer:	Banco Santander, S.A.
Series Number:	SNP-254
Issuer Ratings*:	A1 (Stable) / A+ (Stable) / A (Stable) by Moody’s / S&P / Fitch
Expected Notes Ratings*:	Baa1 / A- / A (Moody’s / S&P / Fitch)
Status:	Senior Non Preferred
Principal Amount:	U.S.$300,000,000
Form of Issuance:	SEC Registered
Pricing Date:	October 30, 2025
Settlement Date**:	November 6, 2025 (T+5)
Maturity Date:	November 6, 2030
Type of Interest Rate:	Floating Rate
Base Rate:	Compounded SOFR, which is a compounded average of daily SOFR (the Secured Overnight Financing Rate) as determined by the Calculation Agent in respect of any Interest Period in accordance with the formula specified in the preliminary prospectus supplement.
Floating Interest Rate:	Base Rate plus the spread of 112 basis points per annum, subject to a minimum interest rate of 0.000%, payable quarterly in arrears for each quarterly Interest Period from, and including, the Settlement Date to, but excluding, the Maturity Date.
Interest Payment Dates:	Each February 6, May 6, August 6 and November 6, commencing on February 6, 2026 up to and including the Maturity Date or any date of earlier redemption.
Price to Public:	100.000% of the Principal Amount
Redemption Price:	100.000%
Underwriting Discount / Commission:	0.300%

Proceeds to Issuer (after deducting Underwriting Discount / Commission):	99.700% (U.S.$299,100,000). This amount is before deducting other expenses incurred in connection with this offering. The Underwriters will not reimburse the Issuer for any of such expenses.
Day Count Fraction:	Actual/360 (Modified following, adjusted)
Optional Early Redemption (Call):	Not Applicable
Early Redemption for TLAC/MREL Disqualification Event:	Applicable as specified in the prospectus supplement
Early Redemption for Taxation Reasons:	Applicable as specified in the prospectus supplement
Early Redemption for Clean-up Call:	Applicable as specified in the prospectus supplement
Substitution and Variation:	Applicable as specified in the prospectus supplement
Business Days:	New York City, London and T2
Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof
Listing:	New York Stock Exchange
Trustee, Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch
Governing Law, Submission to Jurisdiction:

New York law, except that the authorization and execution by Banco Santander, S.A. of the Base Indenture, the Third Supplemental Indenture and the SNP 2030 Floating Rate Notes and certain provisions of the SNP 2030 Floating Rate Notes, the Base Indenture and the Third Supplemental Indenture related to the status of the SNP 2030 Floating Rate Notes shall be governed and construed in accordance with Spanish law.

The issuer, the Trustee and the holders of the Notes (by their acceptance of the Notes) irrevocably submit only to the  jurisdiction of (i) any Federal or State court in the Borough of Manhattan, The City of New York, New York and (ii) the courts of a European Union member state or states that are parties to the Lugano II Convention and which have jurisdiction pursuant to the Brussels Ia Regulation and/or the Lugano II Convention, in any suit, action or proceeding arising out of or relating to the Base Indenture, the Third Supplemental Indenture, the Notes or the transactions contemplated thereby. The Issuer, the Trustee and the holders of the Notes (by their acceptance of the Notes) irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or other proceeding in any such courts.

“Brussels Ia Regulation” means Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as amended.

“Lugano II Convention” means the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, signed on 30 October 2007.

Agreement to and Acknowledgement of Statutory Bail-in:	By its acquisition of any SNP 2030 Floating Rate Notes, each holder (including each holder of a beneficial interest in the SNP 2030 Floating Rate Notes) acknowledges, accepts, consents and agrees to be bound by the terms of the SNP 2030 Floating Rate Notes related to the exercise of the Spanish Bail-In Power.
Waiver of set-off:	Applicable as specified in the prospectus supplement.
Risk Factors:	Investors should read the information under the heading “Risk Factors” in the preliminary prospectus supplement dated October 30, 2025.
U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the SNP 2030 Floating Rate Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations” in the preliminary prospectus supplement. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.
Selling Restrictions:	Canada, EEA, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No publicity or marketing nor public offering which requires the registration of a prospectus in Spain. The SNP 2030 Floating Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.
Conflict of Interest:	Santander US Capital Markets LLC is a subsidiary of Banco Santander, S.A. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the SNP 2030 Floating Rate Notes will comply with the applicable requirements of FINRA Rule 5121.
CUSIP / ISIN:	05971KAT6 / US05971KAT60
Sole Global Coordinator:	Santander US Capital Markets LLC
Joint Active Managers:	Barclays Capital Inc. BofA Securities, Inc. Jefferies LLC J.P. Morgan Securities LLC

Mizuho Securities USA LLC Santander US Capital Markets LLC UBS Securities LLC
Senior Co-Leads:	BMO Capital Markets Corp. Scotia Capital (USA) Inc. Standard Chartered Bank AG TD Securities (USA) LLC
Co-Leads:	Banco de Sabadell, S.A. BB Securities Limited Blaylock Van, LLC Rabo Securities USA, Inc. R. Seelaus & Co., LLC

*Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the SNP 2030 Floating Rate Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**It is expected that delivery of the SNP 2030 Floating Rate Notes will be made against payment therefore on or about November 6 2025, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the SNP 2030 Floating Rate Notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the SNP 2030 Floating Rate Notes initially settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from Barclays Capital Inc. by calling toll free 1-888-603-5847, BofA Securities, Inc. by calling toll free 1-800-294-1322, Jefferies LLC by calling toll free 1-877-877-0696, J.P. Morgan Securities LLC by calling toll free 1-212-834-4533, Mizuho Securities USA LLC by calling toll free 1-866-271-7403, Santander US Capital Markets LLC by calling toll free 1-855-403-3636 and UBS Securities LLC by calling toll free 1-833-481-0269.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The SNP 2030 Floating Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the SNP 2030 Floating Rate Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the SNP 2030 Floating Rate Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The SNP 2030 Floating Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) No. 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the SNP 2030 Floating Rate Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the SNP 2030 Floating Rate Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET: Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the SNP 2030 Floating Rate Notes has led to the conclusion that: (i) the target market for the SNP 2030 Floating Rate Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the SNP 2030 Floating Rate Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the SNP 2030 Floating Rate Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling, or recommending the SNP 2030 Floating Rate Notes (a “distributor”) should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the SNP 2030 Floating Rate Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the SNP 2030 Floating Rate Notes or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.

PRICING TERM SHEET

U.S.$1,250,000,000 4.551% Senior Non Preferred Fixed Rate Notes due 2030 (the “SNP 2030 Fixed Rate Notes”)

Issuer:	Banco Santander, S.A.
Series Number:	SNP-252
Issuer Ratings*:	A1 (Stable) / A+ (Stable) / A (Stable) by Moody’s / S&P / Fitch
Expected Notes Ratings*:	Baa1 / A- / A (Moody’s / S&P / Fitch)
Status:	Senior Non Preferred
Principal Amount:	U.S.$1,250,000,000
Form of Issuance:	SEC Registered
Pricing Date:	October 30, 2025
Settlement Date**:	November 6, 2025 (T+5)
Maturity Date:	November 6, 2030
Benchmark Treasury:	3.625% UST due September 30, 2030
Benchmark Treasury Yield:	3.721%
Spread to Benchmark Treasury:	T+83 bps
Re-offer Yield:	4.551%
Coupon:	4.551% per annum, payable semi-annually in arrears.
Price to Public:	100.000% of the Principal Amount
Underwriting Discount / Commission:	0.300%
Proceeds to Issuer (after deducting Underwriting Discount / Commission):	99.700% (U.S.$1,246,250,000). This amount is before deducting other expenses incurred in connection with this offering. The Underwriters will not reimburse the Issuer for any of such expenses.
Interest Payment Dates:	Each May 6 and November 6, commencing on May 6, 2026 up to and including the Maturity Date or any date of earlier redemption.
Day Count Fraction:	30/360 (following, unadjusted)
Optional Early Redemption (Call):	Not Applicable

Early Redemption for TLAC/MREL Disqualification Event:	Applicable as specified in the prospectus supplement
Early Redemption for Taxation Reasons:	Applicable as specified in the prospectus supplement
Early Redemption for Clean-up Call:	Applicable as specified in the prospectus supplement
Substitution and Variation:	Applicable as specified in the prospectus supplement
Business Days:	New York City, London and T2
Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof
Listing:	New York Stock Exchange
Trustee and Principal Paying Agent:	The Bank of New York Mellon, London Branch
Governing Law, Submission to Jurisdiction:

New York law, except that the authorization and execution by Banco Santander, S.A. of the Base Indenture, the Third Supplemental Indenture and the SNP 2030 Fixed Rate Notes and certain provisions of the SNP 2030 Fixed Rate Notes, the Base Indenture and the Third Supplemental Indenture related to the status of the SNP 2030 Fixed Rate Notes shall be governed and construed in accordance with Spanish law.

The issuer, the Trustee and the holders of the Notes (by their acceptance of the Notes) irrevocably submit only to the  jurisdiction of (i) any Federal or State court in the Borough of Manhattan, The City of New York, New York and (ii) the courts of a European Union member state or states that are parties to the Lugano II Convention and which have jurisdiction pursuant to the Brussels Ia Regulation and/or the Lugano II Convention, in any suit, action or proceeding arising out of or relating to the Base Indenture, the Third Supplemental Indenture, the Notes or the transactions contemplated thereby. The Issuer, the Trustee and the holders of the Notes (by their acceptance of the Notes) irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or other proceeding in any such courts.

“Brussels Ia Regulation” means Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as amended.

“Lugano II Convention” means the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, signed on 30 October 2007.

Agreement to and Acknowledgement of Statutory Bail-in:	By its acquisition of any SNP 2030 Fixed Rate Notes, each holder (including each holder of a beneficial interest in the SNP 2030 Fixed Rate Notes) acknowledges, accepts, consents and agrees to be bound by the terms of the SNP 2030 Fixed Rate Notes related to the exercise of the Spanish Bail-In Power.
Waiver of set-off:	Applicable as specified in the prospectus supplement.
Risk Factors:	Investors should read the information under the heading “Risk Factors” in the preliminary prospectus supplement dated October 30, 2025.
U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the SNP 2030 Fixed Rate Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations” in the preliminary prospectus supplement. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.
Selling Restrictions:	Canada, EEA, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No publicity or marketing nor public offering which requires the registration of a prospectus in Spain. The SNP 2030 Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.
Conflict of Interest:	Santander US Capital Markets LLC is a subsidiary of Banco Santander, S.A. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the SNP 2030 Fixed Rate Notes will comply with the applicable requirements of FINRA Rule 5121.
CUSIP / ISIN:	05971KAR0 / US05971KAR05
Sole Global Coordinator:	Santander US Capital Markets LLC
Joint Active Managers:	Barclays Capital Inc. BofA Securities, Inc. Jefferies LLC J.P. Morgan Securities LLC Mizuho Securities USA LLC Santander US Capital Markets LLC UBS Securities LLC
Senior Co-Leads:	BMO Capital Markets Corp. Scotia Capital (USA) Inc. Standard Chartered Bank AG

TD Securities (USA) LLC
Co-Leads:	Banco de Sabadell, S.A. BB Securities Limited Blaylock Van, LLC Rabo Securities USA, Inc. R. Seelaus & Co., LLC

*Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the SNP 2030 Fixed Rate Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**It is expected that delivery of the SNP 2030 Fixed Rate Notes will be made against payment therefore on or about November 6, 2025, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the SNP 2030 Fixed Rate Notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the SNP 2030 Fixed Rate Notes initially settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from Barclays Capital Inc. by calling toll free 1-888-603-5847, BofA Securities, Inc. by calling toll free 1-800-294-1322, Jefferies LLC by calling toll free 1-877-877-0696, J.P. Morgan Securities LLC by calling toll free 1-212-834-4533, Mizuho Securities USA LLC by calling toll free 1-866-271-7403, Santander US Capital Markets LLC by calling toll free 1-855-403-3636 and UBS Securities LLC by calling toll free 1-833-481-0269.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The SNP 2030 Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the SNP 2030 Fixed Rate Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the SNP 2030 Fixed Rate Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The SNP 2030 Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) No. 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the SNP 2030 Fixed Rate Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the SNP 2030 Fixed Rate Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET: Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the SNP 2030 Fixed Rate Notes has led to the conclusion that: (i) the target market for the SNP 2030 Fixed Rate Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the SNP 2030 Fixed Rate Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the SNP 2030 Fixed Rate Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling, or recommending the SNP 2030 Fixed Rate Notes (a “distributor”) should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the SNP 2030 Fixed Rate Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the SNP 2030 Fixed Rate Notes or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.

PRICING TERM SHEET

U.S.$1,250,000,000 5.127% Senior Non Preferred Fixed Rate Notes due 2035 (the “SNP 2035 Fixed Rate Notes”)

Issuer:	Banco Santander, S.A.
Series Number:	SNP-253
Issuer Ratings*:	A1 (Stable) / A+ (Stable) / A (Stable) by Moody’s / S&P / Fitch
Expected Notes Ratings*:	Baa1 / A- / A (Moody’s / S&P / Fitch)
Status:	Senior Non Preferred
Principal Amount:	U.S.$1,250,000,000
Form of Issuance:	SEC Registered
Pricing Date:	October 30, 2025
Settlement Date**:	November 6, 2025 (T+5)
Maturity Date:	November 6, 2035
Benchmark Treasury:	4.250% UST due August 15, 2035
Benchmark Treasury Yield:	4.097%
Spread to Benchmark Treasury:	T+103 bps
Re-offer Yield:	5.127%
Coupon:	5.127% per annum, payable semi-annually in arrears.
Price to Public:	100.000% of the Principal Amount
Underwriting Discount / Commission:	0.450%
Proceeds to Issuer (after deducting Underwriting Discount / Commission):	99.550% (U.S.$1,244,375,000). This amount is before deducting other expenses incurred in connection with this offering. Additionally, the Underwriters have agreed to reimburse the Issuer for $275,000 of such expenses.
Interest Payment Dates:	Each May 6 and November 6, commencing on May 6, 2026 up to and including the Maturity Date or any date of earlier redemption.
Day Count Fraction:	30/360 (following, unadjusted)

Optional Early Redemption (Call):	Not Applicable
Early Redemption for TLAC/MREL Disqualification Event:	Applicable as specified in the prospectus supplement
Early Redemption for Taxation Reasons:	Applicable as specified in the prospectus supplement
Early Redemption for Clean-up Call:	Applicable as specified in the prospectus supplement
Substitution and Variation:	Applicable as specified in the prospectus supplement
Business Days:	New York City, London and T2
Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof
Listing:	New York Stock Exchange
Trustee and Principal Paying Agent:	The Bank of New York Mellon, London Branch
Governing Law, Submission to Jurisdiction:

New York law, except that the authorization and execution by Banco Santander, S.A. of the Base Indenture, the Third Supplemental Indenture and the SNP 2035 Fixed Rate Notes and certain provisions of the SNP 2035 Fixed Rate Notes, the Base Indenture and the Third Supplemental Indenture related to the status of the SNP 2035 Fixed Rate Notes shall be governed and construed in accordance with Spanish law.

The issuer, the Trustee and the holders of the Notes (by their acceptance of the Notes) irrevocably submit only to the  jurisdiction of (i) any Federal or State court in the Borough of Manhattan, The City of New York, New York and (ii) the courts of a European Union member state or states that are parties to the Lugano II Convention and which have jurisdiction pursuant to the Brussels Ia Regulation and/or the Lugano II Convention, in any suit, action or proceeding arising out of or relating to the Base Indenture, the Third Supplemental Indenture, the Notes or the transactions contemplated thereby. The Issuer, the Trustee and the holders of the Notes (by their acceptance of the Notes) irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or other proceeding in any such courts.

“Brussels Ia Regulation” means Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as amended.

“Lugano II Convention” means the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, signed on 30 October 2007.
Agreement to and Acknowledgement of Statutory Bail-in:	By its acquisition of any SNP 2035 Fixed Rate Notes, each holder (including each holder of a beneficial interest in the SNP 2035 Fixed Rate Notes) acknowledges, accepts, consents and agrees to be bound by the terms of the SNP 2035 Fixed Rate Notes related to the exercise of the Spanish Bail-In Power.
Waiver of set-off:	Applicable as specified in the prospectus supplement.
Risk Factors:	Investors should read the information under the heading “Risk Factors” in the preliminary prospectus supplement dated October 30, 2025.
U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the SNP 2035 Fixed Rate Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations” in the preliminary prospectus supplement. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.
Selling Restrictions:	Canada, EEA, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No publicity or marketing nor public offering which requires the registration of a prospectus in Spain. The SNP 2035 Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.
Conflict of Interest:	Santander US Capital Markets LLC is a subsidiary of Banco Santander, S.A. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the SNP 2035 Fixed Rate Notes will comply with the applicable requirements of FINRA Rule 5121.
CUSIP / ISIN:	05971KAS8 / US05971KAS87
Sole Global Coordinator:	Santander US Capital Markets LLC
Joint Active Managers:	Barclays Capital Inc. BofA Securities, Inc. Jefferies LLC J.P. Morgan Securities LLC Mizuho Securities USA LLC Santander US Capital Markets LLC UBS Securities LLC
Senior Co-Leads:	BMO Capital Markets Corp.

Scotia Capital (USA) Inc. Standard Chartered Bank AG TD Securities (USA) LLC
Co-Leads:	Banco de Sabadell, S.A. BB Securities Limited Blaylock Van, LLC Rabo Securities USA, Inc. R. Seelaus & Co., LLC

*Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the SNP 2035 Fixed Rate Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**It is expected that delivery of the SNP 2035 Fixed Rate Notes will be made against payment therefore on or about November 6, 2025, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the SNP 2035 Fixed Rate Notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the SNP 2035 Fixed Rate Notes initially settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from Barclays Capital Inc. by calling toll free 1-888-603-5847, BofA Securities, Inc. by calling toll free 1-800-294-1322, Jefferies LLC by calling toll free 1-877-877-0696, J.P. Morgan Securities LLC by calling toll free 1-212-834-4533, Mizuho Securities USA LLC by calling toll free 1-866-271-7403, Santander US Capital Markets LLC by calling toll free 1-855-403-3636 and UBS Securities LLC by calling toll free 1-833-481-0269.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The SNP 2035 Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the SNP 2035 Fixed Rate Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the SNP 2035 Fixed Rate Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The SNP 2035 Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) No. 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the SNP 2035 Fixed Rate Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the SNP 2035 Fixed Rate Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET: Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the SNP 2035 Fixed Rate Notes has led to the conclusion that: (i) the target market for the SNP 2035 Fixed Rate Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the SNP 2035 Fixed Rate Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the SNP 2035 Fixed Rate Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling, or recommending the SNP 2035 Fixed Rate Notes (a “distributor”) should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the SNP 2035 Fixed Rate Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the SNP 2035 Fixed Rate Notes or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.